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                                                                    EXHIBIT 99.7

     FORM OF INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES

   (ACCOMPANYING LETTER FROM BROKERS OR OTHER NOMINEES TO BENEFICIAL OWNERS)

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock (the "Common Stock") of Westcorp (the "Company").

     This will instruct you whether to exercise or sell Rights to purchase the Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Westcorp Subscription Warrants".

box 1. [ ] Please do not exercise Rights for shares of the Common Stock.

box 2. [ ] Please exercise Rights for shares of the Common Stock as set forth below:

                                                         SUBSCRIPTION
                              NUMBER OF SHARES              PRICE                             PAYMENT
                              -----------------          ------------                         -------
Basic Subscription Right*:    ----------------       X      $14.67         =   $_____ (Line 1)
Oversubscription Right:       ----------------       X      $14.67         =   $_____ (Line 2)
Total Payment Required                                                     =   $_____ (Sum of Lines 1 and 2; must
                                                                               equal total of amounts in boxes 4 and
                                                                               5 below)

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* You may purchase one (1) share for every 10.5 Rights you hold; any resulting fractional share must be rounded down to the nearest whole share (or any lesser number of whole shares for which you enclose payment).

box 3. [ ] Please SELL Rights.

box 4. [ ] Payment in the following amount is enclosed: $
---------------------

box 5. [ ] Please deduct payment from the following account maintained by you as follows:

-----------------------------------------------------       -------------------------------------------
TYPE OF ACCOUNT                                             ACCOUNT NO.

Amount to be deducted:                                 $    -------------------------------------------
Date: -------------------- , 2002                           -------------------------------------------
                                                            -------------------------------------------
                                                            -------------------------------------------
                                                            SIGNATURE(S)
                                                            Please type or print name(s) below
                                                            -------------------------------------------
                                                            -------------------------------------------